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                                                                    EXHIBIT 99.3

                                  ALBECCA INC.

                                Offer to Exchange
                                       its
                   10 3/4% Senior Subordinated Notes Due 2008
                       for any and all of its Outstanding
                   10 3/4% Senior Subordinated Notes Due 2008


TO:    BROKERS, DEALERS, COMMERCIAL BANKS,
        TRUST COMPANIES AND OTHER NOMINEES:

       Albecca Inc. (the "Company") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the Prospectus dated _________, 1999 (the "Prospectus") and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its registered 10 3/4% Senior Subordinated Notes Due 2008 (the "New Notes") for any and all of its outstanding 10 3/4% Senior Subordinated Notes Due 2008 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of August 1, 1998 between the Company and the other signatories thereto.

       We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

       1.     Prospectus dated ____________, 1999;

       2. The Letter of Transmittal for your use and for the information of your clients;

       3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

       4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

       5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

       6. Return envelopes addressed to State Street Bank and Trust Company, the Exchange Agent, for the Old Notes.

       YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______________, 1999 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL.


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       To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and Prospectus.

       If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer - Terms of the Exchange Offer - Guaranteed Delivery Procedures."

       The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. The Company will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction 4 of the Letter of Transmittal.

       Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

                                               Very truly yours,


                                               ALBECCA INC.



NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.


Enclosures